UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2007, the Company entered into a LLC Membership Interest Purchase Agreement, by and among ManTech International Corporation, ManTech Systems Engineering Corporation and MSM Security Services Holdings, LLC (the “Purchase Agreement”), providing for the sale of the Company’s subsidiary, MSM Security Services, LLC (“MSM”), to MSM Security Services Holdings, LLC (“Buyer”) for $3 million in cash. Buyer is solely owned by George J. Pedersen, the Company’s Chairman and Chief Executive Officer. The parties to the Purchase Agreement intend to close the transaction after the completion of the conditions to closing contained in the Purchase Agreement, and currently expect that the transaction will be closed by the end of February 2007.

The foregoing description of the terms of the transaction is qualified by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

A copy of the press release, dated February 15, 2007, announcing the signing of the Purchase Agreement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	LLC Membership Interest Purchase Agreement, by and among ManTech International Corporation, ManTech Systems Engineering Corporation and MSM Security Services Holdings, LLC, dated as of February 14, 2007.

99.1

ManTech International Corporation Press Release, dated February 15, 2007, announcing the signing of a LLC Membership Interest Purchase Agreement, by and among ManTech International Corporation, ManTech Systems Engineering Corporation and MSM Security Services Holding Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: February 15, 2007	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer